                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica ING Intermediate Bond     Security Description:__ RBS 6.1% 6/10/23
                                                                                       Cusip: 780997AY7
Issuer:  Royal Bank of Scotland GroupPLC        Offering Type: _ Registered
                                                (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                                  In Compliance
                REQUIRED INFORMATION                   ANSWER                  APPLICABLE RESTRICTION               (Yes/No)
     -------------------------------------------  ------------------ -------------------------------------------  -------------

1.   Offering Date                                    _6/3/13_       None                                             N/A

2.   Trade Date                                       __6/3/13_      Must be the same as #1                          _____

3.   Unit Price of Offering                           __99.859_      None                                             N/A

4.   Price Paid per Unit                              __99.859_      Must not exceed #3                              _____

5.   Years of Issuer's Operations                   _ More than 3    Must be at least three years *                  _____

6.   Underwriting Type                                __ Firm _      Must be firm                                    _____

7.   Underwriting Spread                          400 bp vs T 1 3/4  Sub-Adviser determination to be made            _____
                                                        5/23
8.   Total Price paid by the Fund                     _$66,906       None                                             N/A

9.   Total Size of Offering                        _1,000,000,000    None                                             N/A

10.  Total Price Paid by the Fund plus Total
     Price Paid for same securities purchased by
     the same Sub-Adviser for other investment
     companies                                       _$5,284,791     #10 divided by #9 must not exceed 25% **        _____

11.  Underwriter(s) from whom the Fund purchased
     (attach a list of all syndicate members)         __ RBS _       Must not include Sub-Adviser affiliates ***     _____

12.  If the affiliate was lead or co-lead
     manager, was the instruction listed below
     given to the broker(s) named in #11? ****        __ N/A _       Must be "Yes" or "N/A"                          _____

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                            [ILLEGIBLE]
                                   -----------------------------
                                            Sub-Adviser

* Not applicable to munis. In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]
**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

Last revised 1/12/2010

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica ING Intermediate Bond     Security Description EMC 3.375% 6/1/23
                                                                                       Cusip: 268648AN2
Issuer:  EMC Corp                               Offering Type: _ Registered
                                                (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                                  In Compliance
                REQUIRED INFORMATION                   ANSWER                  APPLICABLE RESTRICTION               (Yes/No)
     -------------------------------------------  ------------------ -------------------------------------------  -------------

1.   Offering Date                                    _6/3/13_       None                                             N/A

2.   Trade Date                                       __6/3/13_      Must be the same as #1                          _____

3.   Unit Price of Offering                           __99.925_      None                                             N/A

4.   Price Paid per Unit                              __99.925_      Must not exceed #3                              _____

5.   Years of Issuer's Operations                   _ More than 3    Must be at least three years *                  _____

6.   Underwriting Type                                __ Firm _      Must be firm                                    _____

7.   Underwriting Spread                          125 bp vs T 1 3/4  Sub-Adviser determination to be made            _____
                                                        5/23
8.   Total Price paid by the Fund                     _$82,938       None                                             N/A

9.   Total Size of Offering                        _1,000,000,000    None                                             N/A

10.  Total Price Paid by the Fund plus Total
     Price Paid for same securities purchased by
     the same Sub-Adviser for other investment
     companies                                       _$6,623,029     #10 divided by #9 must not exceed 25% **        _____

11.  Underwriter(s) from whom the Fund purchased
     (attach a list of all syndicate members)         __ JPM _       Must not include Sub-Adviser affiliates ***     _____

12.  If the affiliate was lead or co-lead
     manager, was the instruction listed below
     given to the broker(s) named in #11? ****        __ N/A _       Must be "Yes" or "N/A"                          _____

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                            [ILLEGIBLE]
                                   -----------------------------
                                            Sub-Adviser

* Not applicable to munis. In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk, or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]
**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

Last revised 1/12/2010

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica ING Intermediate Bond     Security Description EMC 1.875% 6/1/23
                                                                                       Cusip: 268648AP7
Issuer:  EMC Corp                               Offering Type: _ Registered
                                                (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                               In Compliance
                REQUIRED INFORMATION                  ANSWER                APPLICABLE RESTRICTION               (Yes/No)
     -------------------------------------------  --------------- -------------------------------------------  -------------

1.   Offering Date                                   _6/3/13_     None                                             N/A

2.   Trade Date                                     __6/3/13_     Must be the same as #1                          _____

3.   Unit Price of Offering                         __99.943_     None                                             N/A

4.   Price Paid per Unit                            __99.943_     Must not exceed #3                              _____

5.   Years of Issuer's Operations                 _ More than 3   Must be at least three years *                  _____

6.   Underwriting Type                              __ Firm _     Must be firm                                    _____

7.   Underwriting Spread                           85bp vs T 1    Sub-Adviser determination to be made            _____
                                                     5/31/18
8.   Total Price paid by the Fund                   _$144,917     None                                             N/A

9.   Total Size of Offering                       _2,500,000,000  None                                             N/A

10.  Total Price Paid by the Fund plus Total
     Price Paid for same securities purchased by
     the same Sub-Adviser for other investment
     companies                                     _$15,950,903   #10 divided by #9 must not exceed 25% **        _____

11.  Underwriter(s) from whom the Fund purchased
     (attach a list of all syndicate members)        __ BOA _     Must not include Sub-Adviser affiliates ***     _____

12.  If the affiliate was lead or co-lead
     manager, was the instruction listed below
     given to the broker(s) named in #11? ****       __ N/A _     Must be "Yes" or "N/A"                          _____

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                            [ILLEGIBLE]
                                   -----------------------------
                                            Sub-Adviser

* Not applicable to munis. In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]
**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

Last revised 1/12/2010